DUCKWALL-ALCO STORES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, made and entered into this 10th day of September, 2010 (the “Grant Date”), by and between DUCKWALL-ALCO STORES, INC., a Kansas corporation (the “Company”) and Terrence M. Babilla (the “Optionee”).

This Option is subject to the terms and conditions of the Company’s 2006 Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”) and such additional terms and conditions as are set forth in this Stock Option Agreement (the “Agreement”).  The terms of the Plan are incorporated by reference in this Agreement and govern the granting, holding and exercise of this Option as though set forth in full in this Agreement.  All capitalized terms used but not defined in this Agreement will have the meanings expressly assigned to such terms in the Plan.

1. Nature of the Option.  This Option is not intended to be an “Incentive Stock Option” as defined in and subject to the limitations of Section 422A of the Internal Revenue Code of 1986 and it will not be treated as an Incentive Stock Option, whether or not, by its terms, it meets the requirements of Section 422A.

2. Grant of Option.  Pursuant to the authorization of the Compensation Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, at the times and on the terms and conditions hereinafter set forth, all or part of an aggregate of 20,000 shares of Common Stock at the purchase price of $13.25 per share.  Exercises of this Option may be honored by issuing authorized and unissued shares of Common Stock or, at the election of the Company, by transferring shares of Common Stock which may at the time be held by the Company as treasury shares.

3. Exercise of Option.  Optionee may exercise this Option by delivery of written notice to the Company in the form attached as Exhibit A, stating the number of shares of Common Stock with respect to which the Option is being exercised, making such representations, warranties and agreements with respect to such shares of Common Stock as may be required by the Company, and accompanied by full payment of the purchase price for the Common Stock so purchased.  Payment may be made in cash, by check, by delivery of shares of Common Stock or in such other form or combination of forms as will be acceptable to the Company.

4. Vesting.

4.1. Subject to Section 6 herein, this Option will vest (each date, a “Vesting Date”) as follows:

(a) 25% of the Option will vest on the first anniversary of the Grant Date,

(b) 50% of the Option will vest on the second anniversary of the Grant Date,

(c) 75% of the Option will vest on the third anniversary of the Grant Date, and

(d) 100% of the Option will vest on the fourth anniversary of the Grant Date.

4.2. Subject to Section 6 herein, to the extent not earlier vested under Section 4.1, the Option will vest in full, and without further action of any party, upon the first to occur of the following events:

(a) Optionee’s death,

(b) Optionee’s Disability, or

(c) a Change of Control.

5. Termination.  This Option will expire five years from the Grant Date above, (the “Expiration Date”) unless earlier terminated in accordance with the Plan and this Agreement.

6. Early Termination.

6.1. If Optionee ceases to be a director of the Company for any reason other than Optionee’s death, Disability, or a Change in Control, this Option will automatically terminate on the date Optionee ceases to be a director to the extent this Option is unvested on such date.  Optionee will have the right to exercise this Option to the extent that Optionee was entitled to exercise such Option on the date Optionee ceases to be a director; but such exercise must be made on or before the earlier of (i) the 365th day following the date Optionee ceases to be a director or (ii) the Expiration Date.

6.2. If Optionee ceases to be a director of the Company due to Disability or a Change in Control, Optionee will have the right to exercise this Option to the extent that Optionee was entitled to exercise such Option on the date Optionee ceases to be a director, but such exercise must be made on or before the Expiration Date.

6.3. In the event of the death of Optionee, Optionee’s estate will have the privilege of exercising this Option to the extent that Optionee was entitled to exercise such Option on the date of Optionee’s death but such exercise must be made on or before the earlier of (i) the 365th day following the date of Optionee’s death or (ii) the Expiration Date.

7. Assignment or Transfer.  Other than by will or the laws of descent and subject to Section 6.3, this Option may not be assigned or transferred and will be exercisable only by the Optionee during the Optionee’s lifetime.

8. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Kansas without giving effect to the principles of conflicts of laws.

9. Amendment and Administration.  The Company has the authority, consistent with the Plan, to interpret the Plan and this Agreement, to adopt, amend, and rescind rules and regulations for the administration of the Plan and this Agreement, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable.  All such actions of the Company will be final and conclusive for all purposes and will be binding upon Optionee.

10. Withholding of Tax.  If the exercise of the Option results in compensation income to the Optionee for federal or state income tax purposes, Optionee must deliver to the Company at the time of exercise the amount of money or shares of Common Stock as the Company may require to meet its obligations under applicable tax laws or regulation, and, if Optionee fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld as a result of such compensation income.  The Company is further authorized in its discretion to satisfy such withholding requirement out of any cash or Common Stock distributable to Optionee upon such exercise.

11. Not an Employment Agreement. This Agreement is not an assurance of continued engagement as a director for any period of time, including any period of time necessary to permit vesting of the Option represented by this Agreement.

12. Miscellaneous.  The Option will inure to the benefit of and be binding upon each successor of the Company.  All obligations imposed upon Optionee, all rights granted to the Optionee, and all rights reserved by the Company under this Agreement are binding upon and will inure to the benefit of Optionee, Optionee’s heirs, personal representatives, and successors.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Non-Qualified Stock Option Agreement effective on the first date mentioned above.

THE COMPANY: DUCKWALL ALCO STORES, INC.	OPTIONEE:
/s/ Richard E. Wilson	/s/ Terrence M. Babilla
By: Richard E. Wilson Its: Chief Executive Officer	Print Name: Terrence M. Babilla

EXHIBIT A

Form of Notice

DUCKWALL ALCO, INC.

NOTIFICATION OF NON-MANAGEMENT DIRECTOR

STOCK OPTION EXERCISE

I,                                                     , hereby notify the [officer] of Duckwall ALCO, Inc. (the “Company”) of my request to exercise              (quantity) options granted on  at the Option price of $ ____  per share under the terms and conditions of the Duckwall ALCO, Inc. 2006 Non-Qualified Stock Option Plan for Non-Management Directors.

A check in the amount of $_________, payable to Duckwall ALCO, Inc., is attached.

Please register these shares as follows and mail the certificate to the address below:

Name: _________________________________
Address: _______________________________
City/State/Zip: ___________________________

I understand that the Company may be entitled to a tax deduction in certain circumstances if I decide to sell the underlying shares.  I agree to provide the Company with information regarding the sale of these shares, including date of sale, sales price per share, the number of shares sold and such other information that they may reasonably require, or do hereby authorize my broker to provide such information directly to the Company.

Director Name (please print) _____________________________

Social Security Number ________________________________

Director Signature ____________________________________

Date ______________________________________________

Stock Option exercise request received and accepted on behalf of Duckwall ALCO, Inc.:

By: __________________________
Date: ________________________